EXHIBIT 2

SUBSCRIPTION AGREEMENT

SUBSCRIPTION AGREEMENT (the “Subscription Agreement”) made as of the date entered into below, by and between HIS Capital Fund III, LLC a Delaware Limited Liability Company (the “Issuer”), and the undersigned (the “Subscriber” or “You”).

WHEREAS, pursuant to the Offering Circular (the “Offering Circular”), the Issuer is offering in a Regulation A offering (the “Offering”) to investors up to 50,000 Class A Interests (“Interests”) at a purchase price of $1,000.00 per Interest for a maximum aggregate purchase price of $50,000,000 (the “Maximum Offering”).

WHEREAS, the Subscriber desires to subscribe for the number and class of Interests set forth on the signature page hereof, on the terms and conditions hereinafter set forth.

NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter set forth, the parties hereto do hereby agree as follows:

I.	SUBSCRIPTION FOR AND REPRESENTATIONS AND COVENANTS OF SUBSCRIBER

1.1 Subject to the terms and conditions hereinafter set forth, the Subscriber hereby subscribes for and agrees to purchase from the Issuer the number of Interests set forth on the signature page hereof, at a price equal to $1,000.00 per Interest, and the Issuer agrees to sell such Interests to the Subscriber for said purchase price, subject to the Issuer’s right to sell to the Subscriber such lesser number of (or no) Interests as the Issuer may, in its sole discretion, deem necessary or desirable. The purchase price is payable by wire or by check payable to the Issuer.

1.2 The Subscriber has full power and authority to enter into and deliver this Subscription Agreement and to perform its/his/her obligations hereunder, and the execution, delivery and performance of this Subscription Agreement has been duly authorized, if applicable, and this Subscription Agreement constitutes a valid and legally binding obligation of the Subscriber.

1.3 The Subscriber acknowledges receipt of the Offering Circular, all supplements to the Offering Circular, and all other documents furnished in connection with this transaction by the Issuer (collectively, the “Offering Documents”).

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1.4 The Subscriber recognizes that the purchase of the Interests involves a high degree of risk in that (i) an investment in the Issuer is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Issuer and the Interests; (ii) the Interests are being sold pursuant to an exemption under Regulation A issued by the Securities and Exchange Commission (“SEC”) under the Securities Act of 1933, as amended (the “Act”), but they are not registered under the Act or any state securities law; (iii) there is only a limited trading market for the Interests, and there is no assurance that a more active one will ever develop, and thus, the Subscriber may not be able to liquidate his, her or its investment; and (iv) an investor could suffer the loss of his, her or its entire investment.

1.5 The Subscriber is an “accredited investor,” as such term is defined in Rule 501 of Regulation D promulgated under the Act, and the Subscriber is able to bear the economic risk of an investment in the Interests OR the purchase price tendered by Subscriber does not exceed 10% of the greater of the Subscriber’s annual income or net worth.

1.6 The Subscriber is not relying on the Issuer or its affiliates or agents with respect to economic considerations involved in this investment. The Subscriber has relied on the advice of, or has consulted with, only his, her or its Advisors, if any. Each Advisor, if any, is capable of evaluating the merits and risks of an investment in the Interests as such are described in the Offering Circular, and each Advisor, if any, has disclosed to the Subscriber in writing (a copy of which is annexed to this Subscription Agreement) the specific details of any and all past, present or future relationships, actual or contemplated, between the Advisor and the Issuer.

1.7 The Subscriber has prior investment experience (including investment in non-listed and non-registered securities), has (together with his, her or its Advisors, if any) such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Interests and has read and evaluated, or has employed the services of an investment advisor, attorney or accountant to read and evaluate, all of the documents furnished or made available by the Issuer to the Subscriber, including the Offering Circular, as well as the merits and risks of such an investment by the Subscriber. The Subscriber’s overall commitment to investments, which are not readily marketable, is not disproportionate to the Subscriber’s net worth, and the Subscriber’s investment in the Interests will not cause such overall commitment to become excessive. The Subscriber, if an individual, has adequate means of providing for his or her current needs and personal and family contingencies and has no need for liquidity in his or her investment in the Interests. The Subscriber is financially able to bear the economic risk of this investment, including the ability to afford holding the Interests for an indefinite period or a complete loss of this investment. If other than an individual, the Subscriber also represents it has not been organized solely for the purpose of acquiring the Interests.

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1.8 The Subscriber acknowledges that any estimates or forward-looking statements or projections included in the Offering Circular were prepared by the management of the Issuer in good faith, but that the attainment of any such projections, estimates or forward-looking statements cannot be guaranteed by the Issuer, its management or its affiliates and should not be relied upon.

1.9 The Subscriber acknowledges that the purchase of the Interests may involve tax consequences to the Subscriber and that the contents of the Offering Documents do not contain tax advice. The Subscriber acknowledges that the Subscriber must retain his, her or its own professional Advisors to evaluate the tax and other consequences to the Subscriber of an investment in the Interests. The Subscriber acknowledges that it is the responsibility of the Subscriber to determine the appropriateness and the merits of a corporate entity to own the Subscriber’s Interests and the corporate structure of such entity.

1.10 The Subscriber acknowledges that the Offering Circular and this Offering have not been reviewed by the SEC or any state securities commission, and that no federal or state agency has made any finding or determination regarding the fairness or merits of the Offering or confirmed the accuracy or determined the adequacy of the Offering Circular. Any representation to the contrary is a crime.

1.11 The Subscriber represents, warrants and agrees that the Interests are being purchased for his, her or its own beneficial account and not with a view toward distribution or resale to others. The Subscriber understands that the Issuer is under no obligation to register the Interests on his, her or its behalf or to assist them in complying with any exemption from registration under applicable state securities laws.

1.12 The Subscriber understands that the Interests have not been registered under the Act by reason of a claimed exemption under the provisions of the Act which depends, in part, upon his, her or its investment intention. The Subscriber realizes that, in the view of the SEC, a purchase with an intent to resell would represent a purchase with an intent inconsistent with his, her or its representation to the Issuer, and the SEC might regard such a sale or disposition as a deferred sale, for which such exemption is not available. The Subscriber does not have any such intentions.

1.13 The Subscriber agrees to indemnify and hold the Issuer, its manager, and controlling persons and their respective heirs, representatives, successors and assigns harmless against all liabilities, costs and expenses incurred by them as a result of any misrepresentation made by the Subscriber herein or as a result of any sale or distribution by the Subscriber in violation of the Act (including, without limitation, the rules promulgated thereunder), any state securities laws, or the Issuer’s Restated Certificate of Organization and Operating Agreement, as amended from time to time.

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1.14 The Subscriber understands that the Issuer will review and rely on this Subscription Agreement without making any independent investigation; and it is agreed that the Issuer reserves the unrestricted right to reject or limit any subscription and to withdraw the Offering at any time.

1.15 The Subscriber hereby represents that the address of the Subscriber furnished at the end of this Subscription Agreement is the Subscriber’s principal residence, if the Subscriber is an individual, or its principal business address, if it is a corporation or other entity.

1.16 The Subscriber acknowledges that if the Subscriber is a Registered Representative of a Financial Industry Regulatory Authority (“FINRA”) member firm, the Subscriber must give such firm the notice required by FINRA’s Conduct Rules, receipt of which must be acknowledged by such firm on the signature page hereof.

1.17 The Subscriber hereby acknowledges that neither the Issuer nor any persons associated with the Issuer who may provide assistance or advice in connection with the Offering are or are expected to be members or associated persons of members of FINRA or registered broker-dealers under any federal or state securities laws.

1.18 The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Issuer or by any agent, sub-agent, officer, employee or affiliate of the Issuer and, in entering into this transaction, the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.

1.19 No oral or written representations have been made, or oral or written information furnished, to the Subscriber or his, her or its advisors, if any, in connection with the offering of the Interests which are in any way inconsistent with the information contained in the Offering Documents.

1.20 All information provided by the Subscriber is true and accurate in all respects, and the Subscriber acknowledges that the Issuer will be relying on such information to its possible detriment in deciding whether the Issuer can sell these securities to the Subscriber without giving rise to the loss of the exemption from registration under applicable securities laws.

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1.21 The Subscriber has taken no action which would give rise to any claim by any person for brokerage commissions, finders, fees or the like relating to this Subscription Agreement or the transactions contemplated hereby.

1.22 The Subscriber is not relying on the Issuer, or any of its employees, agents or sub-agents with respect to the legal, tax, economic and related considerations of an investment in the Interests, and the Subscriber has relied on the advice of, or has consulted with, only his, her or its own advisors, if any.

1.23 (For ERISA plans only) The fiduciary of the ERISA plan (the “Plan”) represents that such fiduciary has been informed of and understands the Issuer’s business objectives, policies and strategies, and that the decision to invest “plan assets” (as such term is defined in ERISA) in the Issuer is consistent with the provisions of ERISA that require diversification of plan assets and impose other fiduciary responsibilities. The subscriber or Plan fiduciary (a) is responsible for the decision to invest in the Issuer; (b) is independent of the Issuer and any of its affiliates; (c) is qualified to make such investment decision; and (d) in making such decision, the subscriber or Plan fiduciary has not relied primarily on any advice or recommendation of the Issuer or any of its affiliates or its agents.

1.24 The foregoing representations, warranties and agreements shall survive the Closing.

II.	REPRESENTATIONS BY THE ISSUER

The Issuer represents and warrants to the Subscriber that as of the date of the closing of this Offering (the “Closing Date”):

2.1 The Issuer is a Limited Liability Company duly organized, validly existing and in good standing under the laws of the State of Delaware, authorized to do business in the State of Delaware and has the corporate power to conduct the business which it conducts and proposes to conduct.

2.2 The execution, delivery and performance of this Subscription Agreement by the Issuer have been duly authorized by the Issuer and all other corporate action required to authorize and consummate the offer and sale of the Interests has been duly taken and approved. This Subscription Agreement is valid, binding and enforceable against the Issuer in accordance with its terms; except as enforcement may be limited by bankruptcy, insolvency, moratorium or similar laws or by legal or equitable principles relating to or limiting creditors’ rights generally, the availability of equity remedies, or public policy as to the enforcement of certain provisions, such as indemnification provisions.

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2.3 The Interests have been duly and validly authorized and issued.

2.4 The Issuer knows of no pending or threatened legal or governmental proceedings to which the Issuer is a party which would materially adversely affect the business, financial condition or operations of the Issuer.

III.	TERMS OF SUBSCRIPTION

3.1 Subject to Section 3.2 hereof, the subscription period will begin as of the date of the Offering Circular and will terminate at 11:59 PM Eastern Time, on the earlier of the date on which the Maximum Offering is sold or one (1) year from the commencement date or the date the Offering is terminated by the Issuer (the “Termination Date”).

3.2 The Subscriber has effected a wire transfer or ACH in the full amount of the purchase price for the Interests to the Issuer or has delivered a check in payment of the purchase price for the Interests.

3.3 Digital (“electronic”) signatures, often referred to as an “e-signature,” enable paperless contracts and help speed up business transactions. The 2001 E-Sign Act was meant to ease the adoption of electronic signatures.

You may execute this Subscription Agreement by providing one of the following: (i) your original, scanned or faxed signature; or (ii) your electronic signature, as prescribed in the bulleted paragraphs below.

* The mechanics of the electronic signature requested herein include your execution of both this Subscription Agreement and the Operating agreement for the Issuer in a single signature block. By typing in your name, with the underlying software recording your IP address, your browser identification, the timestamp, and a security hash within an SSL encrypted environment, you will have accepted and agreed, without reservation, to all of the terms and conditions contained within this Subscription Agreement and the Operating agreement. Your electronically signed Agreements will be stored by the Issuer in such a manner that the Issuer can access them at any time.

* You hereby consent and agree that the electronic signature below constitutes your signature, acceptance and agreement of both the Subscription Agreement and the Operating agreement as if each of these documents were actually signed by you in writing. Further, all parties agree that no certification authority or other third-party verification is necessary to validate any electronic signature; and that the lack of such certification or third-party verification will not in any way affect the enforceability of your signature or resulting contract between you and the Issuer. You understand and agree that your e-signature executed in conjunction with the electronic submission of this Subscription Agreement and the Operating Agreement shall be legally binding and that such transaction has been authorized by you. You agree that your electronic signature below is the legal equivalent of your manual signature on both this Subscription Agreement and the Operating Agreement and that you consent to be legally bound by terms and conditions of such Agreements. The Subscription Agreement and Operating Agreement may be executed in counterparts and by electronic signature, each of which shall be deemed an original, but all of which shall constitute one and the same instrument.

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* Furthermore, you hereby agree that all current and future notices, confirmations and other communications regarding this Subscription Agreement or the Operating Agreement specifically, and/or future communications in general between the parties, may be made by email, sent to the email address of record as set forth in the vesting information below or as otherwise from time to time changed or updated and disclosed to the other party, without necessity of confirmation of receipt, delivery or reading, and such form of electronic communication is sufficient for all matters regarding the relationship between the parties. If any such electronically sent communication fails to be received for any reason, including but not limited to such communications being diverted to the recipients’ spam filters by the recipients’ email service provider, or due to a recipients’ change of address, or due to technology issues by the recipients’ service provider, the parties agree that the burden of such failure to receive is on the recipient and not the sender, and that the sender is under no obligation to resend communications via any other means, including but not limited to postal service or overnight courier, and that such communications shall for all purposes, including legal and regulatory, be deemed to have been delivered and received. No physical, paper documents will be sent to you, and if you desire physical documents then you agree to be satisfied by directly and personally printing, at your own expense, the electronically sent communication(s) and maintaining such physical records in any manner or form that you desire.

* Your Consent is Hereby Given: By signing this Subscription Agreement, you are explicitly agreeing to receive documents electronically, including your copy of this signed Subscription Agreement and the Operating Agreement, as well as ongoing disclosures, communications and notices.

* By signing this document, the Subscriber is agreeing to both the Operating agreement and the Subscription Agreement and all provisions, clauses, representations, warranties, acknowledgments and covenants contained therein, each of which: (i) shall be binding on the heirs, executors, administrators, successors and permitted assigns of the undersigned, and (ii) may not be cancelled, withdrawn, revoked, or terminated by the undersigned except as set forth therein. If there is more than one signatory hereto, the representations, warranties, acknowledgments and agreements of the undersigned are made jointly and severally.

3.4 If the Subscriber is not a United States person, such Subscriber shall immediately notify the Issuer, and the Subscriber hereby represents that the Subscriber is satisfied as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Interests or any use of this Subscription Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Interests, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Interests. Such Subscriber’s subscription and payment for, and continued beneficial ownership of, the Interests will not violate any applicable securities or other laws of the Subscriber’s jurisdiction.

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3.5 The Issuer has entered into an Administration Agreement (the “Agreement”) with Opus Fund Services (Bermuda) Ltd. (the “Administrator”). The fee payable to the Administrator will be based on its standard schedule of fees charged by the Administrator for similar services. Pursuant to the Agreement, the Administrator is responsible, subject to the overall supervision of the Manager, for the day-to-day administration of the Issuer, including:

(i)	calculating the net asset value of each such Issuer in accordance with that Issuer’s valuation policies and procedures;

(ii)	providing registrar and transfer agency services in connection with the issuance and transfer of Interests;

(iii)	performing the required acts relating to the redemption and/or subscription for the Interests;

(iv)	processing capital calls and distributions;

(v)	furnishing periodic investor statements to the investors;

(vi)	performing due diligence on prospective investors as required and ensuring compliance with applicable anti-money laundering laws; and

(vii)	performing certain other administrative and clerical services in connection with the administration of each Issuer as agreed among those funds and the Administrator.

The Manager is responsible for establishing valuation processes and procedures to ensure that the valuation techniques for investments are categorized within the fair value hierarchy in a fair, consistent, and verifiable manner. The Manager is also responsible for developing the Issuer’s written valuation processes and procedures, conducting periodic reviews of the valuation policies, and evaluating the overall fairness and consistent application of the valuation policies.

The Administrator is responsible for calculating the net asset value in accordance with the Manager’s Valuation Policy Document. The Administrator has not considered the effectiveness of the Manager’s valuation governance framework, including its Valuation Policy Document. Further, the Administrator has not considered if effective valuation policies and procedures have been implemented, nor if appropriate personnel and infrastructure are in place.

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The Issuer may invest in level 2 or 3 assets, as defined by the United States Financial Accounting Standards Board Statement 157. These are assets whose fair value cannot be determined by using observable measures, such as exchange traded sources such as Bloomberg or IDC. Level 2 or 3 assets are typically highly illiquid, and fair values can only be calculated using models, estimates or risk-adjusted value ranges.

Where a Issuer invests in level 2 or 3 assets, the Administrator will obtain pricing in accordance with instructions contained in the Valuation Policy Document, and typically this requires the Administrator to take pricing as determined by the Manager.

The Administrator is not an independent valuation expert and has not been engaged to provide an independent and objective opinion as to the reasonableness of the conclusions of fair value with respect to the individual positions held by the Issuer.

The Administrator Transparency Report assists investors in completion of their ongoing due diligence exercise. The Administrator may produce an Administrator Transparency Report on behalf of the Issuer to provide independent confirmation of fund assets and liabilities, pricing sources and counterparty exposures.

A copy of the Manager’s Valuation Policy Document, and the Administrator’s Transparency Report are available upon request.

The Administrator has delegated certain duties under the Agreement to other Opus Fund Services entities including its affiliate, Opus Fund Services (USA) LLC (the “Sub-Administrators”). Unless otherwise indicated, references in this Private Placement Memorandum to the Administrator shall include the Sub-Administrators.

Under the Agreement, the Issuer will indemnify and hold harmless the Administrator and each of its affiliates, directors, officers, employees, permitted delegates and sub-delegates, agents or shareholders or any of them (together “Indemnified Parties”) against any liabilities, obligations, losses, damages, penalties, actions, judgments, claims, demands, suits, costs, expenses or disbursements of any kind which may be imposed on, incurred by or asserted against any Indemnified Parties in connection with their services to that fund, except that no Indemnified Party will be indemnified against any liability to which it would be subject by reason of its gross negligence, willful misconduct or fraud. In addition, in the absence of gross negligence, willful misconduct or fraud by any of the Indemnified Parties, no such party will be liable for any loss or damage that a Issuer may suffer on account of anything done, omitted or suffered by that party in good faith in providing services to that Issuer.

THE ADMINISTRATOR IN NO WAY ACTS AS GUARANTOR OR OFFEROR OF THE INTERESTS OR ANY UNDERLYING INVESTMENT, NOR IS IT RESPONSIBLE FOR THE ACTIONS OF THE COMPANY’S CUSTODIANS OR BROKERS. THE ADMINISTRATOR IS NOT RESPONSIBLE FOR ANY INVESTMENT DECISIONS OF THE PARTNERSHIP (ALL OF WHICH WILL BE MADE BY THE GENERAL PARTNER AND/OR ANY REPRESENTATIVES THEREOF) THE ADMINISTRATOR WILL NOT PROVIDE ANY INVESTMENT ADVISORY OR MANAGEMENT SERVICE TO THE PARTNERSHIP AND THEREFORE WILL NOT BE IN ANY WAY RESPONSIBLE FOR THE PARTNERSHIP’S PERFORMANCE. THE ADMINISTRATOR WILL NOT BE RESPONSIBLE FOR MONITORING ANY INVESTMENT RESTRICTIONS OR COMPLIANCE WITH THE INVESTMENT RESTRICTIONS AND THEREFORE WILL NOT BE LIABLE FOR ANY BREACH THEREOF.

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IV.	NOTICE TO SUBSCRIBERS

4.1 THE INTERESTS HAVE BEEN QUALIFIED UNDER REGULATION A OF THE SECURITIES ACT OF 1933. THE INTERESTS HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC, ANY STATE SECURITIES COMMISSION OR OTHER REGULATORY AUTHORITY, NOR HAVE ANY OF THE FOREGOING AUTHORITIES PASSED UPON OR ENDORSED THE MERITS OF THIS OFFERING OR THE ACCURACY OR ADEQUACY OF THE MEMORANDUM. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

4.2 FOR NON-U.S. RESIDENTS ONLY: NO ACTION HAS BEEN OR WILL BE TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES OF AMERICA THAT WOULD PERMIT AN OFFERING OF THESE SECURITIES, OR POSSESSION OR DISTRIBUTION OF OFFERING MATERIAL IN CONNECTION WITH THE ISSUE OF THESE SECURITIES, IN ANY COUNTRY OR JURISDICTION WHERE ACTION FOR THAT PURPOSE IS REQUIRED. IT IS THE RESPONSIBILITY OF ANY PERSON WISHING TO PURCHASE THESE SECURITIES TO SATISFY HIMSELF AS TO FULL OBSERVANCE OF THE LAWS OF ANY RELEVANT TERRITORY OUTSIDE THE UNTIED STATES OF AMERICA IN CONNECTION WITH ANY SUCH PURCHASE, INCLUDING OBTAINING ANY REQUIRED GOVERNMENTAL OR OTHER CONSENTS OR OBSERVING ANY OTHER APPLICABLE FORMALITIES.

V.	MISCELLANEOUS

5.1 Any notice or other communication given hereunder shall be deemed sufficient if in writing and sent by electronic mail, reputable overnight courier, facsimile (with receipt of confirmation) or registered or certified mail, return receipt requested, addressed to the Issuer, at the address set forth in the first paragraph hereof, Attention: MANAGER and to the Subscriber at the email address or address indicated on the signature page hereof. Notices shall be deemed to have been given on the date when mailed or sent by e-mail or overnight courier, except notices of change of address, which shall be deemed to have been given when received.

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5.2 This Subscription Agreement shall not be changed, modified or amended except by a writing signed by the parties against whom such modification or amendment is to be charged, and this Subscription Agreement may not be discharged except by performance in accordance with its terms or by a writing signed by the party to be charged.

5.3 This Subscription Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and assigns. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter hereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.

5.4 This Subscription Agreement may be executed in counterparts. Upon the execution and delivery of this Subscription Agreement by the Subscriber, this Subscription Agreement shall become a binding obligation of the Subscriber with respect to the purchase of Interests as herein provided; subject, however, to the right hereby reserved by the Issuer to (i) enter into the same agreements with other subscribers, (ii) add and/or delete other persons as subscribers and (iii) reduce the amount of or reject any subscription.

5.5 The holding of any provision of this Subscription Agreement to be invalid or unenforceable by a court of competent jurisdiction shall not affect any other provision of this Subscription Agreement, which shall remain in full force and effect.

5.6 It is agreed that a waiver by either party of a breach of any provision of this Subscription Agreement shall not operate or be construed as a waiver of any subsequent breach by that same party.

5.7 The parties agree to execute and deliver all such further documents, agreements and instruments and take such other and further actions as may be necessary or appropriate to carry out the purposes and intent of this Subscription Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Subscription Agreement as of the day and year first written above.

Subscription Amount:

$________

Complete Part 1, 2 and 3 OR Part 4 overleaf

PART 1 – Investor Identification

For all individual, IRA & joint tenant investors:

Full Name	Date of Birth	Social Security Number or Tax ID	Government Issued Photo Identification*	Photo ID supplied
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Source of Funds (Details of Employment/ Business): __________________________________________________________________

__________________________________________________________________________________________________________

For Entity Investors:

For the entity itself:

Regulated Entity:	☐ YES ☐ NO	REGULATOR: _______________________

Publicly Traded Entity:	☐ YES ☐ NO	TICKER SYMBOL: ___________________

Entity type	Document	Tax ID	Document attached
Trust	Trust document		☐
LLC/ LTD	Formation document Operating agreement		☐
Partnership	Formation document Partnership agreement		☐
Non-Profit	IRS Determination Letter		☐
Employee Benefit Plans	Plan document or IRS Determination Letter		☐
Custodian Bank	Formation document		☐
Profit Sharing Plan	Plan document		☐

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List all individuals that beneficially own 25% or more of the entity:

Full Name	Date of Birth	Social Security Number or Tax ID	Government Issued Photo Identification*	Photo ID supplied
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Source of Funds (Details of Employment/ Business): ____________________________________________

PART 2 – Controller identification

For the individual(s) who executed the subscription document or any individual(s) with Principal Control over the Issuer’s assets and any person (or persons) on whose instructions the signatories on the account are to act.

Full Name	Date of Birth	Social Security Number or Tax ID	Government Issued Photo Identification*	Photo ID supplied
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PART 3 – Authorized User(s)

Authorized users will have authority to make change requests to the accounts profile, make requests for transactions on behalf of the account and satisfy requests for outstanding compliance materials - via the Administrator’s investor portal.

Full Name	Email Address

Please note the above requirements is not exhaustive. Depending on the information / documentation received Opus may request further details from Investors to fully satisfy Regulatory and Opus’s internal AML obligations

* A clear photograph or scanned copy of a signed and non-expired government issued photo identification card for all individuals listed must be provided with the subscription application. Also acceptable is a photo or scanned copy of a current passport in addition to a recent (issued within the preceding 3 months) copy of a utility bill. If not in English, a certified translation must also be provided.

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I, hereby certify, to the best of my knowledge, that the information provided above is complete and correct.

Name: ________________________________                  Title/ Position: _______________________

Signature: _____________________________                  Date: _______________________________

PART 4 – AML Attestation Letter

In lieu of the documentation requirements requested in Part 1, 2 and 3 overleaf, an Anti-Money Laundering (AML) Attestation Letter (also known as Comfort Letter) may be provided by a third-party regulated entity (EI)and should contain the following elements:

•	the legal name of entity providing the letter (the eligible introducer “EI”) is clearly stated
•	the name of the investor that the EI is providing the letter for is clearly stated
•	the EI is regulated, and the letter states by whom
•	reference to the law under which the EI is governed by, is clearly stated
•	the EI confirms that it has written policies and procedures that pertain to KYC & AML verification
•	the EI confirms that they check their clients/ investors, its controllers and beneficial owners against sanctions lists, such as the OFAC list
•	the EI confirms that they check their clients/ investors, its controllers and beneficial owners against PEP lists, and complete enhanced procedures accordingly
•	the EI will notify Opus if they are unable to verify the investor, its controllers and beneficial owners
•	the EI will notify Opus if they have reasonable concern that the investor is involved in money laundering or terrorist activities
•	the EI will retain records for at least 5 years from date of termination of relationship
•	the EI, upon our request, or if exiting the relationship with the investor, will provide documentation to Opus or our regulator
•	the EI does not conduct business with shell banks
•	the EI acknowledges that Opus is relying on them to meet its due diligence requirements

Name of Regulated Entity	Date of EIL Letter	EIL Document attached
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